UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2019

HARTFORD GREAT HEALTH CORP.
(Exact name of registrant as specified in its charter)

California	333-164633	20-5422795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8832 Glendon Way, Rosemead, California	91770
(Address of principal executive offices)	(Zip Code)

626-321-1915
Registrant's telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer

On January 1, 2019, Mr. Xin Dong resigned his position as Chief Executive Officer of the Company effective immediately.

Appointment of Officer and Directors

On January 1, 2019, the Board appointed (i) Mr. Lianyue Song to serve as the Company's Chief Executive Officer and as Chairman of the Board of Directors and (ii) Messrs. Lianyue Song and Yuan Lu to serve as directors of the Company.

Mr. Lianyue Song was born in Jiangsu, China. Since 1976, from an ordinary small business owner to today's business leader, Qiao Garden Group founder, Chairman and President, for the past 35 years. Mr. Song graduated from Renmin University of China, major in Journalism Professional Photography, and won the "Ten Outstanding Chinese Photographer" title in 1987. In 1989, he was resigned from Naval Air Force as a Lieutenant Commander and started his business and worked very hard to build this "Qiao Garden Business Empire". Over 20 years, Mr. Lianyue Song has led Qiao Garden Group from scratch, from small to large, from weak to strong and successfully developed a commercial real estate based resort chain derived from the vacation health industry, the chain office industry, high-end dining industry and cultural media industry. In the meantime Mr. Song has studied EMBA graduate school at Shanghai Jiaotong University, also served as Vice President of the Federation of Chinese Associations of Southern California, Southern California Real Estate Association in United States, the Chief Planner and Producer of the global public offering of the "Chamber of Commerce" magazine, Vice President of Shanghai Chamber of Commerce, China Chamber of Commerce Executive Director and Vice President of the Chinese Private Entrepreneurs. In 2010, he was awarded "Chinese Outstanding Private Entrepreneurs", "Chinese Economy One of Hundred Outstanding Figures". He started the "Happy Senior Retirement Technology Network Incorporation nationwide since 2012 and now he is a Director of HQDA Elderly Life Network Corp.
Ms. Yuan Lu graduated in 2008 with a Bachelor's Degree from Anhui University of Technology in China majoring in International Trade and Economics. In 2013, Ms. Lu earned a Master's Degree in International Language Arts from Shanghai University of Finance and Economics in China. From 2008-2009, Ms. Lu was an Assistant Teacher at New Channel International Educated Group, Ltd. From 2009-2010, Ms. Lu was a Customs Broker and Procurement Buyer at Shanghai Pan-Resources Imp&Exp Co., Ltd. From 2010 through the present, Ms. Lu has served as the Assistant CEO at Shanghai Overseas Chinese Culture Media Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD GREAT HEALTH CORP.

Dated: January 23, 2019	By: /s/ Sheng-Yih Chang
Sheng-Yih Chang
Chief Financial Officer